Exhibit 10.18

EXECUTIVE EMPLOYMENT AGREEMENT

As of the 1st day of October, 2006

BY AND BETWEEN:

VALTECH COMMUNICATIONS INC., a body politic and corporate, duly incorporated according to law, having a place of establishment in the City and District of Montreal, Province of Quebec, and therein located at 759 Square Victoria, Suite 200, H2Y 2J7, herein represented by Mr. PETER VARADI, its Secretary, duly authorized for these purposes, as he so declares, hereinafter referred to and designated as:

"VALTECH"

AND:

RENE ARBIC, Businessman, of the City of Brossard, Province of Quebec, J4SX 2G7, and therein residing at 1095 Renoir, hereinafter referred to and designated as the:

"EXECUTIVE"

WHEREAS "VALTECH" is desirous of retaining the services of "EXECITIIVE" for the purposes of fulfilling the position of President, on behalf of "VALTECH", subject to such terms and conditions as are hereinafter to be more fully enumerated;

WHEREAS the "EXECUTIVE" is desirous of becoming gainfully employed by "VALTECH" and to render such services as may be required of him acting as the President of "VALTECH", subject, however, to such terms and conditions as are hereinafter to be more fully enumerated;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND THE FOLLOWING COVENANTS, CONDITIONS AND AGREEMENTS, THE PARTIES HERETO DO HEREBY MUTUALY AGREE AS FOLLOWS:

1. Preamble

The preamble herein recited above shall form an integral part of the present "Executive Employment Agreement".

2. Employment and Job Description.

"VALTEC1I" hereby agrees to initially employ "EXECUTIVE" as its President, on behalf of "VALTECH", and Executive hereby accepts such employment in accordance with the terms of this "Agreement" and the terms of employment applicable to regular employees of "VALTECH". In the event of any conflict or ambiguity between the terms of this "Agreement" and terms of employment applicable to regular employees, the terms of this "Agreement" shall prevail.

The "EXECUTIVE" shall have a direct reporting obligation and relationship with the Officers of "VALTECH", and "VALTECH" agrees to provide equal and free access to the aforesaid individuals in order for "EXECUTIVE" to perform his duties during the term of this "Agreement" and/or any extension thereof

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3. Duties of Executive.

The duties of "EXECUTIVE" shall include the performance of all of the duties typical of the office held by "EXECUTIVE" as described in the bylaws of "VALTECH", if any, or as may be directed by the Board of Directors of "VALTECH". "EXECUTIVE" shall devote his entire productive time, ability and attention to the business of "VALTECH" and shall perform all duties in a professional, ethical and businesslike manner. "EXECUTIVE" will not, during the term of this "Agreement", directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of the Secretary and Vice-President of "VALTECH", save and except for those Boards of public and private companies on which the "EXECUTIVE" presently serves.

Your employment on a full-time basis, during the term of this "Agreement", shall be located at the offices of "VALTECI", to be located on Nun's island, Montreal, Quebec, or at such location as may be determined by 11 VALTECH" during the term. hereof.

4. Compensation.

Executive will be paid the following base salary as forming part of his compensation package, as hereinafter enumerated, during this "Agreement" as follows:

A. 1) A base salary for the period October 1st, 2006 to September 30a', 2007 of EIGHTY THOUSAND DOLLARS ($80,000.00) per year, payable in installments according to "VALTECH"'s regular payroll schedule.

5. Benefits.

A. Holidays. "EXECUTIVE" will be entitled to at least three (3) weeks paid holidays each calendar year, not to be taken consecutively. "EXECUTIVE" will notify "VALTECH" on or about the beginning of each calendar year with respect to the holiday schedule for the coming year.

B. Sick Leave "EXECUTIVE" shall be entitled to sick leave and emergency leave according to the regular policies and procedures of "VALTECH". Additional sick leave or emergency leave over and above paid leave provided by "VALTECH", if any, shall be unpaid and shall be granted at the discretion of the Board of Directors.

C. Expense Reimbursement. "EXECUTI'V'E" shall be entitled to the reimbursement of all reasonable gas and cellular telephone expenses incurred by "EXECUTIVE" in the performance of "EXECUTIVE"s duties. "EXECUTIVE" will maintain records and written receipts as required by "VALTECH"s policies and as may be reasonably requested by the Board of Directors to substantiate such expenses.

D. Additional compensation. That the parties hereto further undertake and agree to reimburse "EXECUTIVE" by the payment to him of Ten Thousand Dollars ($10,000.00) Cdn. currency, to adjust the advances provided by him to "VALTECH" for the period up to and including September 30th, 2006, and "EXECUTIVE", in consideration of the foregoing, does hereby release and forever discharge "VALTECH" from any and all claims of any nature whatsoever, which "EXECUTIVE!" may have, had or pretend to have for the period up to and including September 30th, 2006;

6. Term and Termination.

A. The Initial Term of this "Agreement" shall commence on October 1's, 2006 and it shall continue in effect for a period of Twelve (12) months, terminating on September 30th, 2007. Thereafter, the "Agreement" shall be renewed upon the mutual agreement of "EXECUTIVE" and "VALTECH". This "Agreement" and "EXECUTIVE"'s employment may be terminated at "VALTECH"'s discretion during the Initial Term, provided that "VALTECH" shall pay to "EXECUTIVE" an amount equal to payment of "EXECUTIVE'"s base salary remaining to be paid for the initial year of the term, but in no case, shall it exceed six (6) months' base salary. In the event of the non-renewal of this Agreement at the expiration of one (1) year or any annual extension hereof, "EXECUTIVE" shall be entitled to a severance package of one (1) month's base salary for each year of his employment, payable in installments, according to "VALTECH"'s regular payroll schedule.

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B. In the event that this "Agreement" is terminated by "EXECUTIVE", for any reason whatsoever, "VALTECH" may immediately relieve "EXECUTIVE" of all duties and immediately terminate this "Agreement".

C. In the event that "EXECUTIVE" is in breach of any material obligation owed "VALTECH" in this "Agreement", habitually neglects the duties to be performed under this "Agreement", engages in any conduct which is dishonest, damages the reputation or standing of "VALTECH", or is convicted of any criminal act or engages in any act of moral turpitude, then "VALTECH" may terminate this "Agreement" upon five (5) days written notice to "EXECUTIVE". In event of termination of the "Agreement" pursuant to this subsection, "EXECUTIVE" shall be paid only at the then applicable base salary rate up to and including the date of termination. "EXECUTIVE" shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

D. In the event that "EXECUTIVE" is disabled, for any reason whatsoever, and is physically or mentally unable to perform his duties for a period of four (4) consecutive months, then the present "Agreement" may be terminated by "VALTECH" at its option

7. Notices.

Any notice required by this "Agreement" or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

If to "VALTECH":

VALTECH COMMUNICATIONS INC.

759 Square Victoria,

Suite 200,

Montreal, Quebec

H2Y 237

Attention: Mr. Peter Varadi

With a copv to:

Mtre. Morden C. Lazarus

Lazarus, Charbonneau, Advocates

759 Square Victoria, Suite 200

Montreal, Quebec, H2Y 217

Fax No.:

(514) 289-8609)

(E-mail:

cookie@lazaruscharbonneau.com)

If to "EXECUTIVE":

RENE ARBIC

1095 Renoir

Brossard, Quebec 14X 2G7

(E-mail.

rene.arbic@videotron.ca)

8. Final Agreement.

This "Agreement" terminates and supersedes all prior understandings or agreements on the subject matter hereof. This "Agreement" may be modified only by a further writing that is duly executed by both parties.

9. Governing Law.

This "Agreement" shall be construed and enforced in accordance with the laws of the Province of Quebec.

10. Headings.

Headings used in this "Agreement" are provided for convenience only and shall not be used to construe meaning or intent.

11. No Assignment.

Neither this "Agreement" nor any rights and/or interests herein stipulated and/or contained in this "Agreement" may be assigned by "EXECUTIVE" without the prior express written approval of "VALTECH", which may be withheld by "VALTECH" at "VALTECH"'s absolute discretion.

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12. Severability.

If any term of this "Agreement" is held by a court of competent jurisdiction to be invalid or unenforceable, then this "Agreement", including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

13. Arbitration.

The parties agree that they will use their best efforts to amicably resolve any dispute arisingout of or relating to this "Agreement". Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the Code of Civil Procedure and the provisions therein contained regarding arbitration and resolution of disputes. Any such arbitration shall be conducted in the City and District of Montreal, Province of Quebec, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the Arbitrator's expenses and administrative fees of arbitration.

14. Language.

The parties hereto acknowledge that they have requested and are satisfied that the foregoing and all related documents be drawn up in the English language. Les parties aux presentes reconnaissent qu'elles ont exige que ce qui precede et tous documents qui s'y rattache soient rediges et executes en anglais et s'en declarent satisfaits.

IN WITNESS WHEREOF, the parties hereto have executed this "Agreement" as of the date first above written.

SIGNED, SEALED AND DELIVERED BY

VALTECH COMMUNCATIONS INC.

In the presence of

/s/ Alex Kestenbaum

2170 Duy Collier

QC

Address

VP Finance

Occupation

Name

/s/Peter Varadi

President

Authorized Signature

RENE ARBIC

\

In the presence of

/s/Linda Hamel

Name

156 Thomas Chapais

Ste Julie (PQ)

/s/Rene Arbic

Address

RENE ARBIC

Authorized Signature

Paralegal

Occupation

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